UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 1, 2022

Berry Corporation (bry)
(Exact name of registrant as specified in its charter)

Delaware	001-38606	81-5410470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 N. Dallas Parkway, Suite 500
Dallas, Texas 75248
(Address of Principal Executive Offices)
(661) 616-3900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol BRY	Name of each exchange on which registered Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2022, Berry Corporation (bry) (the “Company”) as a guarantor, together with Berry Petroleum Company, LLC, the Company’s wholly-owned subsidiary, as the borrower, (the “Borrower”), entered into the Third Amendment to Credit Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”) and as an issuing bank, and the lenders party thereto. The Amendment amends the Credit Agreement, dated as of August 26, 2021 (as amended, supplemented or otherwise modified as of the date hereof, including as amended by the Amendment, the “Credit Facility”), among the Borrower, the Company as a guarantor, the Agent and each of the lenders from time to time party thereto to, among other things, (1) increase the Borrowing Base (as defined in the Credit Facility) from $200,000,000 to $250,000,000, which constitutes a redetermination of the Borrowing Base that was scheduled to occur on or about May 1, 2022 pursuant to the terms of the Credit Facility; (2) establish the Aggregate Elected Commitment Amounts (as defined in the Credit Facility) at $200,000,000 initially; and (3) convert all outstanding Eurodollar Loans (as defined in the Credit Facility) into Term Benchmark Loans (as defined in the Credit Facility) with an initial interest period of one-month’s duration and otherwise give effect to the transition from the London interbank offered rate (“LIBOR”) to the secured overnight financing rate (“SOFR”) by replacing the adjusted LIBOR rate with the term SOFR rate for one, three or six months plus 0.10% (subject to a floor of 0.50%).

After giving effect to the Amendment, the amount available to be borrowed under the Credit Facility at any time is the lesser of (x) the Aggregate Maximum Credit Amounts (as defined in the Credit Facility), (y) the then effective Borrowing Base and (z) the then effective Aggregate Elected Commitment Amounts. As of the date of the Amendment until the next Redetermination Date or any date on which we increase or decrease the Aggregate Elected Commitment Amounts pursuant to the terms of the Credit Facility, the amount available to be borrowed under the Credit Facility is $200,000,000, which represents the Aggregate Elected Commitment Amounts.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as an exhibit and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1*
Third Amendment to the Credit Agreement dated May 27, 2022, by and among Berry Corporation (bry), as a guarantor, together with Berry Petroleum Company, LLC, as Borrower, JPMorgan Chase Bank, N.A., as administrative agent and as an issuing bank, and the lenders from time-to-time party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

__________
(*)    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2022

Berry Corporation (bry)

By:	/s/ Danielle Hunter
Danielle Hunter
Executive Vice President, General Counsel and Corporate Secretary